Galena Biopharma Announces Proposed Settlement of Derivative Litigation

San Ramon, California, February 16, 2016— Galena Biopharma, Inc. (the "Company"), (NASDAQ: GALE), a biopharmaceutical company committed to the development and commercialization of targeted oncology therapeutics that address major unmet medical needs, today announced that on February 4, 2016, the United States District Court for the District of Oregon (the "Court") issued an order preliminarily approving the proposed settlement by and among the Company, the Courtappointed colead plaintiffs, and all named defendants in the shareholder derivative action entitled In Re Galena Biopharma, Inc. Derivative Litigation, Case No. 3:10cv00382SI (the "Settlement"). A hearing to determine whether the Court should issue an order of final approval of the Settlement has been scheduled for April 21, 2016, at 11:00 a.m. in Courtroom 13B of the Mark O. Hatfield U.S. Courthouse, 1000 SW Third Avenue, Portland, Oregon. Pursuant to the Court's order, any objections to the Settlement must be filed in writing with the Clerk of the Court at least fourteen (14) days before April 21, 2016. Pursuant to the Court's order, any such objections must comply with the terms and conditions set forth in the Notice to Current Galena Stockholders (the "Notice"), which is further described below.

Additional information concerning the terms of the proposed Settlement, the September 4, 2013 hearing, and the requirements for objections can be found in the Summary Notice of Settlement of Galena Biopharma, Inc. Derivative Action and Settlement Hearing (the "Summary Notice"), which appears below, in the Amended Stipulation and Agreement of Settlement, a copy of which was attached as an exhibit to a Form 8K filed by the Company with the United States Securities and Exchange Commission on February 16, 2016, and in the Notice, which is accessible for viewing on the Company's website at http://investors.galenabiopharma.com/investors

UNITED STATES DISTRICT COURT
DISTRICT OF OREGON
PORTLAND DIVISION

In re GALENA BIOPHARMA INC. DERIVATIVE LITIGATION	: : : : : : : :	Case No.: 3:14-cv-00382-SI LEAD 3:14-cv-00514-SI 3:14-cv-00516-SI 3:15-cv-01465-SI
This Document Relates To: ALL ACTIONS.	: : : : : :

SUMMARY NOTICE OF SETTLEMENT OF GALENA BIOPHARMA, INC. DERIVATIVE ACTION AND SETTLEMENT HEARING

TO:	ALL OWNERS OF GALENA BIOPHARMA, INC. (“GALENA” OR THE “COMPANY”) COMMON STOCK AS OF FEBRUARY 1, 2016 (“CURRENT GALENA SHAREHOLDERS”).

YOU ARE HEREBY NOTIFIED that the parties to the above-captioned stockholder derivative action, as set forth in In re Galena Biopharma Inc. Derivative Litigation, Lead Case No. 3:14-cv-382-SI (the “Action”), have reached a settlement (the “Settlement”) to resolve the issues raised in the Action. The parties have entered into an Amended Stipulation and Agreement of Settlement (the “Stipulation”) dated February 1, 2016 setting forth the terms of the Settlement. The Settlement, if approved by the Court, would fully, finally and forever resolve the Action on the terms set forth in the Stipulation.

The Action and Settlement address claims alleging that certain current and former directors and officers of Galena breached their fiduciary duties by hiring a stock promotion firm to artificially increase the share price of Galena stock and then improperly profiting from that stock price increase. As part of the Settlement, Galena’s directors’ and officers’ insurers have paid or caused to be paid the amount of fifteen million dollars ($15,000,000) to the Company. In addition, defendants Hillsberg, Kriegsman, Nisi, Galliker, Chin and Ashton shall forfeit all of the stock options granted to them by Galena in November 2013 totaling 1,200,000 shares. Galena has implemented or, to the extent Galena has not done so, will implement certain corporate governance reforms as specifically set forth at Exhibit A of the Stipulation. Finally, defendant Mark Ahn has forfeited certain contractual severance payments valued at approximately $880,000, as well as 1,181,250 stock options with an intrinsic value of approximately $503,062, and Galena shall cancel any and all outstanding stock options awarded to Lidingo Holdings LLC in August 2013.
After negotiation of the principal terms of the Settlement, Plaintiffs’ Counsel and Galena, with the substantial assistance and oversight of an experienced mediator, separately negotiated at arm’s-length the amount of attorneys’ fees and expenses to be awarded by the Court to Plaintiffs’ Counsel. In recognition of the substantial benefits provided to Galena and Current Galena Stockholders as a result of the initiation, prosecution, pendency, and settlement of the Action, Galena D&O insurance carriers shall, upon Court approval, pursuant to the timetable provided in the Stipulation, pay or cause to be paid to Plaintiffs’ Counsel attorneys’ fees and expenses in the total amount of five million dollars ($5,000,000) (the “Fee Award”). Plaintiffs’ Counsel may also apply on behalf of Plaintiffs for incentive awards in the amount of $5,000 each (the

“Incentive Awards”) based on the substantial benefits they have helped to create for Galena and Current Galena Stockholders. The Incentive Awards shall be funded from the Fee Award, to the extent that the Settlement is approved in whole or part. The Fee Award is also the result of Galena and the Board’s acceptance of a mediator’s proposal. The current Board, in the exercise of its independent business judgment, has agreed to the Fee Award, and the Parties mutually agree that the Fee Award is fair and reasonable in light of the substantial benefits conferred upon Galena and Current Galena Stockholders by this Settlement.
The Individual Defendants have denied, and continue to deny, all allegations of wrongdoing and that they have any liability on the claims asserted in the Action. Galena also has denied and continues to deny the claims in the Action.
PLEASE BE FURTHER ADVISED that pursuant to an Order of the United States District Court for the District of Oregon (the “Court”), a hearing (the “Settlement Hearing”) will be held before the Honorable Michael H. Simon on Thursday, April 21, 2016 at 11:00 a.m. in Courtroom 13B of the Mark O. Hatfield U.S. Courthouse, 1000 SW Third Avenue, Portland, Oregon 97204: (i) to determine whether the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of Galena and the Current Galena Stockholders; (ii) to determine whether the Final Order and Judgment should be entered dismissing the Action with prejudice, releasing the Released Claims, and enjoining and/or barring prosecution of any and all Released Claims; (iii) to determine whether the Fee Award and Incentive Awards should be approved; and (iv) to consider such other matters as may properly come before the Court. The Settlement Hearing may be continued

by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice to Current Galena Stockholders.
A detailed Notice of Settlement of Galena Biopharma, Inc. Derivative Action and Settlement Hearing (the “Notice”) describing in greater detail the Action, the proposed Settlement, Fee Award, and Incentive Awards and the rights of Current Galena Stockholders with regard to the Settlement, Fee Award, and Incentive Awards is available on Galena’s website at https://www.galenabiopharma.com. The Stipulation is also available on Galena’s website at https://www.galenabiopharma.com and may be inspected at the Office of the Clerk of the United States District Court for the District of Oregon located at the Mark O. Hatfield U.S. Courthouse, 1000 S.W. Third Ave., Portland, OR 97204, during regular business hours of each business day.
If you are a Current Galena Stockholder, your rights to pursue certain derivative claims on behalf of Galena may be affected by the Settlement. Any Current Galena Stockholder wishing to assert an objection to the Settlement, Fee Award, or Incentive Awards must, at least fourteen (14) days prior to the Settlement Hearing, (1) file with the Clerk of the Court a written objection to the Settlement, Fee Award, or Incentive Awards setting forth: (a) the nature of the objection; (b) proof of ownership of Galena common stock through the date of the Settlement Hearing, including the number of shares of Galena common stock held by the shareholder and the date(s) of purchase; and (c) any documentation in support of such objection; and (2) if a Current Galena Stockholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of Court: (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance; and

(c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony.
Current Galena Stockholders have the right to object to the Settlement, Fee Award, and Incentive Awards in the manner provided herein, and failure to object in the manner provided in the Notice at least fourteen (14) days prior to the Settlement Hearing will be deemed a waiver of all objections. Any Current Galena Stockholder who fails to properly object will be bound by the Final Order and Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.
Any inquiries regarding the Settlement, Fee Award, Incentive Awards or the Action should be directed to Plaintiffs’ Counsel:

BRETT D. STECKER
THE WEISER LAW FIRM, P.C.
22 Cassatt Ave
Berwyn, PA 19312
Telephone: (610) 225-2677

ROBIN WINCHESTER
KESSLER TOPAZ
MELTZER & CHECK, LLP
280 King of Prussia Road
Radnor, PA 19087
Telephone: (610) 667-7706

PLEASE DO NOT TELEPHONE THE COURT OR GALENA REGARDING THIS NOTICE.

About Galena Biopharma

Galena Biopharma, Inc. is a biopharmaceutical company committed to the development and commercialization of targeted oncology therapeutics that address major unmet medical needs. Galena’s development portfolio is focused primarily on addressing the rapidly growing patient populations of cancer survivors by harnessing the power of the immune system to prevent cancer recurrence. The Company’s pipeline consists of multiple mid- to late-stage clinical assets, including novel cancer immunotherapy programs led by NeuVax™ (nelipepimut-S) and GALE-301. NeuVax is currently in a pivotal, Phase 3 clinical trial with several concurrent Phase 2 trials ongoing both as a single agent and in combination with other therapies. GALE-301 is in a Phase 2a clinical trial in ovarian and endometrial cancers and in a Phase 1b given sequentially with GALE-302. For more information, visit www.galenabiopharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the progress of the development of Galena’s product candidates, patient enrollment in our clinical trials, as well as other statements related to the progress and timing of our development activities, present or future licensing, collaborative or financing arrangements, expected outcomes with regulatory agencies, and projected market opportunities for product candidates or that otherwise relate to future periods. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those identified under “Risk Factors” in Galena’s Annual Report on Form 10-K for the year ended December 31, 2014 and most recent Quarterly Reports on Form 10-Q filed with the SEC. Actual results may differ materially from those contemplated by these forward-looking statements. Galena does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this press release.

NeuVax is a trademark of Galena Biopharma, Inc.

Contact:

Remy Bernarda
SVP, Investor Relations & Corporate Communications
(925) 498-7709
ir@galenabiopharma.com